Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.300.29520-8

Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. – In Judicial Reorganization, pursuant to Article 12 of CVM Instruction No. 358/02, announces that it has received, on this date, correspondence from Goldman Sachs & Co. LLC. and Goldman Sachs International, with the following information

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July 19, 2018

To

Oi S.A. – In Judicial Reorganization
CNPJ/MF No. 76.535.764/0001-43
Attn.: Sr. Carlos Augusto Machado Pereira de Almeida Brandão
Chief Financial Officer and Investor Relations Officer

Rua Humberto de Campos,
425 - 8º andar. Leblon - Rio de Janeiro,
RJ, Brazil - 22430-190

Ref.: Amendment of the Disposition of Shares Disclosure dated July 5, 2018

Dear Sir,

This letter amends and replaces in its entirety the disclosure provided to Oi S.A. – In Judicial Reorganization (the "Company") on July 5, 2018 (the "Original Disclosure"), by Goldman Sachs & Co. LLC ("Goldman Sachs") and its affiliate Goldman Sachs International (collectively, the "GS Entities"), subsidiaries of The Goldman Sachs Group, Inc.

This amended disclosure is being submitted for:

1. the removal of preemptive rights (the "Rights") awarded by the Company to the GS Entities that were included in the Original Disclosure within the short and long physically settled common shares position. Rights related to shares not duly issued, are excluded from the aggregated position herein informed, according to the guidance provided in Circular-Letter CVM/SEP/no.02/2018 ("CVM Official Letter"). The GS Entities clarify that as of July 2, 2018, they held 20,557,038 (twenty million, five-hundred fifty-seven thousand, and thirty-eight) Rights (OIBR1).

19 de julho de 2018

Para

Oi S.A. – Em recuperacao Judicial
CNPJ/MF No. 76.535.764/0001-43
Attn.: Sr. Carlos Augusto Machado Pereira de Almeida Brandão
Diretor de Finanças e Relações com Investidores

Rua Humberto de Campos,
425 - 8º andar. Leblon - Rio de Janeiro,
RJ, Brazil - 22430-190

Ref.: Retificação da Declaração de Alienação de Ações de 5 de julho de 2018

Prezado Senhor,

Este comunicado altera e substitui em sua totalidade a declaração fornecida à Oi S.A - Em Recuperação Judicial (a "Companhia") em 5 de julho de 2018 (a "Declaração Original"), pela Goldman Sachs & Co. LLC ("Goldman Sachs") e sua afiliada Goldman Sachs International (coletivamente, as "Entidades GS"), subsidiárias do The Goldman Sachs Group, Inc.

Esta declaração alterada está sendo submetida para:

1. a exclusão de direitos de preferência (os "Direitos") concedidos pela Companhia às Entidades GS que foram incluídos e agregados na Declaração Original dentro do cômputo das posições vendida e comprada em ações ordinárias liquidadas fisicamente. Por se referirem a ações ainda não existentes (emitidas), referidos Direitos foram excluídos dos cálculos informados na presente comunicação, conforme orientação prevista no Ofício-Circular/CVM/SEP/Nº02/2018 ("Ofício CVM"). As Entidades GS esclarecem que, na data base 02 de julho de 2018, detinham

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20.557.038 (vinte milhoes, quinhentos e cincuenta e sete mil e trinta e oito) Direitos (OIBR1).

2. revision of the position in cash settled derivatives referenced in shares issued by the Company, clarifying that the figures presented on July 5, 2018 considered derivative transactions carried out for risk transfer among entities of the same group, which in the understanding expressed by CVM under the CVM Official Letter, should be disregarded in the disclosure of relevant participation. In this regard, excluding the aforementioned derivatives transactions carried out for risk transfer among entities of the same group, the GS Entities clarify that the transactions carried out on July 2, 2018 resulted in a long position in cash settled derivatives equivalent to 1,770,358 (one-million, seven-hundred seventy thousand, and three-hundred and fifty-eight) common shares issued by the Company, or equivalent 0.27% (zero point twenty-seven percent) of the Company's common shares. Applying this same understanding, the GS Entities hereby inform that it held, for that date, a long position in cash settled derivatives equivalent to 1,004,815 (one-million, four thousand, eight-hundred and five) preferred shares issued by the Company, or equivalent 0.64% (zero point seventy-four percent) of the Company's preferred shares.

2. revisão da posição em derivativos de liquidação exclusivamente financeira referenciados em ações de emissão da Companhia, esclarecendo que os números apresentados em 05 de julho de 2018 consideraram operações de derivativos realizadas para transferência de risco entre entidades do mesmo grupo, que no entendimento expressado pela CVM nos termos do Ofício CVM, devem ser desconsiderados na divulgação de participação relevante. Nesse sentido, excluindo-se do cômputo aquelas operações de derivativos realizadas para transferência de risco entre entidades de seu grupo econômico, as Entidades GS esclarecem que as operações realizadas em 02 de julho de 2018 resultaram em uma posição comprada em derivativos de liquidação exclusivamente financeira equivalente a 1,770,358 (um milhão setecentas e setenta mil trezentas e cinquenta e oito) ações ordinárias de emissão da Companhia, ou equivalente 0,27% (zero vírgula vinte e sete por cento) das ações ordinárias da Companhia. Ainda, adotando-se esse mesmo cômputo, as Entidades GS informam deter, naquela data, posição comprada em derivativos de liquidação exclusivamente financeira equivalente a 1,004,815 (um milhão quatro mil oitocentas e quinze) ações preferenciais de emissão da Companhia, ou equivalente 0,64% (zero vírgula sessenta e quatro por cento) das ações preferencias da Companhia.

3. presentation of the Reportable Summary tables containing the positions held considering the above mentioned adjustments, and in a new format, giving greater clarity to the information provided. In this sense, the Reportable Summary tables include: (a) a more detailed view of the positions effectively held by the GS Entities than the Reportable Summary presented on the Original Disclosure, with respect to the "physical settlement" positions, for both the preferred shares and the common shares, reflected

3. apresentação dos quadros Resumo da Posição contendo as posições detidas aplicando-se os cômputos abordados acima e em novo formato, conferindo maior qualidade à informação prestada. Nesse sentido, os quadros Resumo da Posição ora apresentados: (a) visão mais detalhada das posições efetivamente detidas em custódia pelas Entidades GS, no que diz respeito às suas posições de liquidação física, uma vez que os quadros Resumo da Posição apresentados na Declaração

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gross numbers of internal (managerial) records of the GS Entities, which are not required for disclosure, and are herein excluded, and (b) include short positions in exclusively cash settled derivatives referenced in shares issued by the Company.

Original, no que se refere as posições de "liquidação física", tanto para as ações preferencias quanto para as ações ordinárias, refletiam números brutos de registros internos (gerenciais) das Entidades GS que não necessitam divulgação e, portanto, não mais se encontram nesta comunicação; e (b) passam a informar a posição "vendida" em derivativos de liquidação exclusivamente financeira referenciados em ações de emissão da Companhia.

Below is the disclosure and holdings of the GS Entities, considering the clarifications above.

Abaixo está a declaração e participações das Entidades GS em face dos esclarecimentos prestados acima.

Restatement:

Goldman Sachs & Co. LLC ("Goldman Sachs"), a New York limited liability company, registered as a broker-dealer and as an investment adviser pursuant to the laws of the United States Securities and Exchange Commission, and a subsidiary of The Goldman Sachs Group, Inc. and enrolled with the C.N.P.J. under No. CNPJ 05.987.216/0001-06, by its undersigned legal representative, in fulfillment of the obligation set forth in article 12, caput and §4, of CVM Normative Ruling No. 358, dated January 3, 2002, as amended ("CVM 358"), hereby informs you that on July 02, 2018, Goldman Sachs and / or its affiliate Goldman Sachs International, a subsidiary of The Goldman Sachs Group, Inc. enrolled with the C.N.P.J. under No. 05.479.103/0001-08, ("GSI, and together with Goldman Sachs and other related subsidiaries of The Goldman Sachs Group, Inc., the "Goldman Entities") entered into transactions that resulted in a derivative cash settled long position equivalent to 1,770,358 (one-million, seven-hundred seventy thousand, and three-hundred fifty-eight) common shares issued by Oi S.A. – In Judicial Reorganization (the "Company"), or 0.27% (zero point twenty-seven percent) of the common shares of the Company.

Retificação:

Goldman Sachs & Co. LLC ("Goldman Sachs"), uma *limited liability company* devidamente organizada e existente de acordo com as leis do Estado de Nova Iorque e registrada como uma corretora e consultora de investimentos conforme as leis da Comissão de Câmbio e Valores Mobiliários dos Estados Unidos (*United States Securities and Exchange Commission*), e subsidiária do The Goldman Sachs Group, Inc. e inscrita no C.N.P.J. sob nº CNPJ 05.987.216/0001-06, por seu representante legal abaixo assinado, em cumprimento ao que estabelece o artigo 12, *caput* e §4º, da Instrução CVM nº 358, de 3 de janeiro de 2002, conforme alterada ("Instrução CVM 358"), comunica que, em 02 de julho de 2018, a Goldman Sachs e/ou sua coligada Goldman Sachs International uma subsidiária do The Goldman Sachs Group, Inc. e inscrita no C.N.P.J. sob nº 05.479.103/0001-08 ("GSI", juntamente com Goldman Sachs e outras subsidiárias do The Goldman Sachs Group, Inc., as "Entidades Goldman"), realizaram operações que resultaram em uma posição comprada em derivativos de liquidação financeira equivalente a 1,770,358 (um milhão setecentas e setenta mil trezentas e cinquenta e oito) ações ordinárias de emissão da

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Companhia, ou equivalente 0,27% (zero vírgula vinte e sete por cento) das ações ordinárias da Companhia.

Detailed position for trade date July 02, 2018 below:

Posição para data de negociação 02 de julho de 2018 detalhada abaixo:

Common Shares (OIBR3) and instruments and derivatives referenced in common shares:	Ações Ordinárias (OIBR3) e títulos representativos de, e derivativos referenciados em, ações ordinárias:	
Reportable Summary / Resumo da Posição		
Physically Settled / Liquidação Física	**Shares**	**%**
Posição à vista OIBR3 OIBR3 equity held	6,033,005	N/A
Posição à vista OIBRC (ADR) OIBRC (ADR) instruments held	1,217,015[1]	N/A
Empréstimo de ações OIBR3 (posição tomadora) OIBR3 Borrows	3,518,004	N/A
Empréstimo de ações OIBR3 (posição doadora) OIBR3 Loans	(3,518,004)	N/A
Derivativos de liquidação física (posição comprada) Physically settled derivatives (long positions)	N/A	N/A
Derivativos de liquidação física (posição vendida) Physically settled derivatives (short positions)	N/A	N/A
Total Holdings	**7,250,020**	**1.09**
Cash Settled / Liquidação Financeira	**Shares**	**%**
Derivativos ISDA de balcão de liquidação exclusivamente financeira (posição comprada) Cash settled ISDA OTC derivatives (long positions)	1,770,358[2]	0.27
Derivativos ISDA de balcão de liquidação exclusivamente financeira (posição vendida) Cash settled ISDA OTC derivatives (short positions)	(7,239,100)[3]	(1.08)

(1) – o número apresentado já considera a conversão dos ADRs em OIBR3 / the number already consider the conversion of the ADRs into OIBR3

(2) / (3) – com base no valor nocional dos derivativos / based on the notional amount of derivatives

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Preferred Shares (OIBR4) and instruments and derivatives referenced in preferred shares:	Ações Preferenciais (OIBR4) e títulos representativos de, e derivativos referenciados em, ações preferenciais:

Reportable Summary / Resumo da Posição		
Physically Settled / Liquidação Física	**Shares**	**%**
Posição à vista OIBR4 OIBR3 equity held	7,037,934	N/A
Posição à vista OIBRQ (ADR) OIBRQ (ADR) instruments held	5,414,926[1]	N/A
Empréstimo de ações OIBR4 (posição tomadora) OIBR4 Borrows	N/A	N/A
Empréstimo de ações OIBR4 (posição doadora) OIBR4 Loans	(77,197)	N/A
Derivativos de liquidação física (posição comprada) Physically settled derivatives (long positions)	N/A	N/A
Derivativos de liquidação física (posição vendida) Physically settled derivatives (short positions)	N/A	N/A
Total Holdings	**12,375,663**	**7.85**
Cash Settled / Liquidação Financeira	**Shares**	**%**
Derivativos ISDA de balcão de liquidação exclusivamente financeira (posição comprada) Cash settled ISDA OTC derivatives (long positions)	1,004,815[2]	0.64
Derivativos ISDA de balcão de liquidação exclusivamente financeira (posição vendida) Cash settled ISDA OTC derivatives (short positions)	(7,485,600)[3]	(4.75)

(1) – o número apresentado já considera a conversão dos ADRs em OIBR4 / the number already consider the conversion of the ADRs into OIBR4

(2) / (3) – com base no valor nocional dos derivativos / based on the notional amount of derivatives

This is a minority investment that does not involve or aim a change in the composition of corporate control or a change in the management structure of the Company. Currently, the Goldman Entities do not target any quantity of the Company's shares. Other than as disclosed herein, there are no convertible debentures already held, directly or indirectly, by the Goldman Entities, nor any agreement or contract regulating voting rights or the purchase and sale of securities issued by the Company, to which the Goldman Entities are a party.

Este é um investimento minoritário que não envolve e não objetiva mudança na composição do controle acionário ou na alteração da estrutura administrativa da Companhia. Atualmente, as Entidades Goldman não visam adquirir outras ações da Companhia. As Entidades Goldman, ou quaisquer de suas afiliadas ou controladas, não detém, direta e/ou indiretamente, debêntures conversíveis de emissão da Companhia, bem como não fazem parte de nenhum contrato ou acordo dispondo sobre direito de voto ou sobre a compra e venda de valores mobiliários de emissão da Companhia.

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In accordance with article 12, § 6º of CVM 358, we request the Investor Relations Officer to kindly take the necessary provisions for the immediate transmission of the information contained herein to CVM and to B3 – Brasil Bolsa Balcão S.A..

Nos termos do artigo 12, § 6º da Instrução CVM 358, solicitamos ao Diretor de Relações com Investidores da Companhia a gentileza de que tome as providências para a imediata transmissão das informações aqui contidas à CVM e à B3 – Brasil Bolsa Balcão S.A..

We remain at your disposal should you need any further clarification of this matter. With respect to the subject of this letter, you may contact Fernando Rosas, telephone (55 11) 3372-0107, e-mail fernando.rosas@gs.com, with offices at Rua Leopoldo Couto de Magalhães Jr., nº 700, 16th floor, Itaim Bibi, São Paulo, SP, Brasil.

Permanecemos à disposição de V.Sas. para quaisquer esclarecimentos que se façam necessários. Em relação ao assunto tratado nesta correspondência, V.Sas. poderão contatar o Sr. Fernando Rosas, telefone (55 11) 3372-0107, email fernando.rosas@gs.com, com escritório na Rua Leopoldo Couto de Magalhães Jr., nº 700, 16º andar, Itaim Bibi, São Paulo, SP, Brasil.

Sincerely,

July 19, 2018

Atenciosamente,

19 de julho de 2018

Goldman Sachs & Co. LLC

Yvette Kosic
Vice President/Vice Presidente

Goldman Sachs International

Yvette Kosic
Vice President/Vice Presidente

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”

Rio de Janeiro, July 19, 2018.

Oi S.A. – In Judicial Reorganization

Carlos Augusto Machado Pereira de Almeida Brandão

Chief Financial Officer and Investor Relations Officer